Exhibit 99.2

Tempus Achieves Record Total Contract Value Exceeding $1.1 Billion

Reported preliminary, unaudited Data and application revenue of ~$316 million for the full year 2025, representing ~31% year-over-year growth, with Insights (data licensing) growing 38%

2025 Net revenue retention of ~126%

CHICAGO, January 11, 2026 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine, today announced a record Total Contract Value (TCV) of >$1.1 billion as of December 31, 2025. During 2025, Tempus signed data agreements with over 70 customers, spanning both large and mid-sized pharma, including AstraZeneca, GlaxoSmithKline, Bristol Myers Squibb, Pfizer, Novartis, Merck, Abbvie, Daiichi Sankyo, Eli Lilly, Boehringer Ingelheim, and biotechs including Incyte, Servier, Aspera Biomedicines, and Whitehawk Therapeutics, as an increasing number of biopharma companies are incorporating Tempus’ unique, multimodal dataset into their drug discovery and development efforts.

In addition to TCV rising to the highest level in Tempus’s history, the company reported net revenue retention of ~126% in 2025, demonstrating the continued expansion of relationships with existing customers, even at increased scale.

“2025 was a record year for our Data and applications business - both from a revenue and TCV perspective,” said Jim Rogers, Chief Financial Officer at Tempus. “Our engagement with life sciences companies has never been stronger, and our data business has never been better positioned, giving us tremendous visibility to continued growth in 2026 and beyond.”

Tempus has not completed preparation of its financial statements for the fourth quarter or full year 2025. The Data and applications revenue estimate disclosed in this release for the year ended December 31, 2025 is preliminary and unaudited and inherently uncertain, and therefore subject to change as Tempus completes preparation of its financial results for these periods. Tempus is in the process of completing its customary year-end close and review procedures for the quarter and year ended December 31, 2025, and there can be no assurance that final results will not differ from this estimate, and any such difference may be material. During the preparation of Tempus’ consolidated financial statements for the year ended December 31, 2025, Tempus or its independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimate presented herein.

Tempus plans to report its complete fourth quarter and full year 2025 financial results during its earnings call in February 2026.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and Tempus’ industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, statements regarding Tempus’ preliminary unaudited financial results for the fourth quarter and full year 2025 and Tempus’ expected financial results for the full year 2026, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; completed and future acquisitions, divestitures or investments; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), as supplemented by Tempus’ Quarterly Report on Form 10-Q for the period ended September 30, 2025, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.